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                                                                 EXHIBIT 10.34

                     AMENDMENT TO STOCK PURCHASE AGREEMENT


          This AMENDMENT TO STOCK PURCHASE AGREEMENT (the "AMENDMENT"), dated as of December 10, 1998, by and between Communicade Inc., a Delaware corporation formerly known as JWL Associates Corp. ("COMMUNICADE"), a wholly-owned subsidiary of Omnicom Group Inc., a New York corporation, and Spray Ventures AB, a corporation organized and existing under the laws of the Kingdom of Sweden with identification number 556506-7997 (the "STOCKHOLDER"), amends the Stock Purchase Agreement, dated October 23, 1998 and effective as of October 1, 1998, between Communicade and the Stockholder (the "STOCK PURCHASE AGREEMENT").

                             W I T N E S S E T H:

          WHEREAS, the parties are currently party to the Stock Purchase Agreement pursuant to which the Stockholder desires to sell, and Communicade desires to purchase, 563 shares of common stock, nominal value SEK 100 per share (the "SHARES") of Spray Network AB, a corporation organized and existing under the laws of the Kingdom of Sweden with identification number 556503-3247 ("SPRAY NETWORK"), representing 20% of the issued and outstanding Shares as of the date of the Stock Purchase Agreement, pursuant to the provisions of the Stock Purchase Agreement;

          WHEREAS, Communicade is also party to the Stock Purchase Agreement (the "EARN-OUT AGREEMENT"), dated September 18, 1996, by and among Communicade, Jeffrey A. Dachis ("DACHIS") and Craig M. Kanarick ("KANARICK"), pursuant to which Dachis and Kanarick have a right to receive certain payments from Communicade based on the Annual Revenues (as defined therein) of Razorfish, Inc. ("RAZORFISH");

          WHEREAS, the Stockholder and Communicade are also party to the Subscription and Exchange Agreement, dated as of October 1, 1998, among Razorfish, the Stockholder and Communicade, as amended (the "SUBSCRIPTION AGREEMENT"), pursuant to which Razorfish will purchase all of the issued and outstanding shares of capital stock of Spray Network; and

          WHEREAS, the Stockholder wishes to enter into a second amendment to the Subscription Agreement and, in order to induce the other parties thereto to enter into such amendment, has agreed to amend the provisions of the Stock Purchase Agreement pursuant to the provisions of this Amendment in order to reduce the Purchase Price (as defined therein) payable thereunder by the amount which, on the acquisition of Spray by Razorfish, Communicade will be required to pay to Dachis and Kanarick with respect to certain agreements related to the Earn-Out Agreement.

          NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

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                                   ARTICLE I
                                   ---------

                                  AMENDMENTS
                                  ----------

     SECTION 1.1.   AMENDMENT OF SECTION 2.1.1.  Subsection 2.1.1 of the Stock
                    --------------------------
Purchase Agreement is amended by deleting the word "US$12,000,000" where it appears in such subsection and inserting "US$11,400,000" in its place.

                                  ARTICLE II
                                  ----------

                                 MISCELLANEOUS
                                 -------------

     SECTION 2.1.   EXPENSES.  The parties hereto shall pay all of their own
                    --------
expenses relating to the transactions contemplated by this Amendment, including, without limitation, the fees and expenses of their respective counsel and financial advisors.

     SECTION 2.2.   GOVERNING LAW.  The interpretation and construction of this
                    -------------
Amendment, and all matters relating hereto, shall be governed by the laws of the State of New York without reference to its conflict of laws provisions.

     SECTION 2.3.   CAPTIONS.  The Article and Section captions used herein are
                    --------
for reference purposes only, and shall not in any way affect the meaning or interpretation of this Amendment.

     SECTION 2.4.   SEVERABILITY.  In the event any provision of this Amendment
                    ------------
is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Amendment shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

     SECTION 2.5.   FURTHER ASSURANCES.  Each of the parties shall execute and
                    ------------------
deliver such documents and take such other actions as reasonably requested by any other party hereto in furtherance of the transactions contemplated hereby.

     SECTION 2.6.   COUNTERPARTS.  This Amendment may be executed in two or more
                    ------------
counterparts, all of which taken together shall constitute one instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment, on the day and year first above written.


                              COMMUNICADE INC.


                              By: /s/ Jerry Neumann
                                 ----------------------------
                              NAME:   JERRY NEUMANN
                              TITLE:  CHIEF FINANCIAL OFFICER

                              SPRAY VENTURES AB


                              BY: /s/ Per Bystedt
                                 ----------------------------
                              NAME:   PER BYSTEDT
                              TITLE:  CHIEF EXECUTIVE OFFICER

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